Exhibit 10.1

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE)

Investment Amount	Date of Issuance

US $3,000,000	January 16, 2023

THIS SIMPLE AGREEMENT FOR FUTURE EQUITY (this “SAFE”) is issued by Reed’s Inc., a Delaware corporation (the “Company”), to D&D Source of Life Holding Ltd. (the “Holder”) in exchange for the Holder’s payment of the investment amount set forth above (the “Investment Amount”).

1. Definitions. Capitalized terms not otherwise defined in this SAFE will have the meanings set forth in this Section 1.

1.1 “Common Stock” means the Company’s common stock, par value US$0.0001.

1.2 “Conversion Shares” (for purposes of determining the type of Equity Securities issuable upon conversion of this SAFE) means:

(a) with respect to a conversion pursuant to Section 2.1, shares of the Equity Securities issued in the Next Equity Financing; and

(b) with respect to a conversion pursuant to Section 2.2, shares of Common Stock.

1.3 “Conversion Price” means (rounded to the nearest 1/100th of one cent):

(a) with respect to a conversion pursuant to Section 2.1, the lower of the share purchase price of the Equity Securities issued in the Next Equity Financing and $1.50.

(b) with respect to a conversion pursuant to Section 2.2, the lower of the VWAP and $1.50.

1.4 “Corporate Transaction” means:

(a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets;

(b) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(c) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, neither the Conversion of this SAFE nor the sale of Equity Securities in a bona fide financing transaction will be deemed a “Corporate Transaction”.

1.5 “Dissolution” means (a) a voluntary termination of the Company’s operations; (b) a general assignment for the benefit of the Company’s creditors; or (c) a liquidation, dissolution or winding up of the Company (other than a Corporate Transaction), whether voluntary or involuntary.

1.6 “Equity Securities” means (a) Common Stock; (b) any securities conferring the right to purchase Common Stock; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (ii) any convertible promissory notes issued by the Company to Whitebox Advisors, LLC and/ or its affiliates (the “Secured Lender”); and (iii) any SAFEs (including this SAFE) issued by the Company.

1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.8 “Next Equity Financing” means the next sale by the Company of its Equity Securities following the date of issuance of this SAFE that is supported by the Company’s Secured Lender. The Company intends its Next Equity Financing to be a public rights offering to its stockholders. Rights granted, as currently proposed, will provide stockholders of record with the opportunity to purchase shares of common stock of the Company. The final terms of the rights offering will be determined upon consultation with the Company’s financial advisors.

1.9 “SAFEs” mean any simple agreements for future equity (or other similar agreements) which are issued by the Company for bona fide financing purposes and which may convert into the Company’s capital stock in accordance with its terms.

1.10 “Securities Act” means the Securities Act of 1933, as amended.

1.11 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

1.12 “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company (“Board”), in good faith.

2. Conversion. This SAFE will be convertible into Equity Securities pursuant to the following terms.

2.1 Next Equity Financing Conversion. This SAFE will automatically convert into Conversion Shares upon the closing of the Next Equity Financing. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the Investment Amount by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of this SAFE will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing. If the Next Equity Financing is a Rights Offering to the Company’s stockholders: (i) to the extent the number of Conversion Shares exceeds the number of shares of Common Stock Holder is allotted to subscribe for in the rights offering (as a stockholder or pursuant to Holder’s existing preemptive rights) (“Rights Shares”), the Company will make provision to ensure issuance in full of the Conversion Shares and (ii) to the extent Holder’s Rights Shares exceed the Conversion Shares (the difference, the “Excess Rights Shares”), Holder may, in its sole discretion, subscribe for the Excess Rights Shares pursuant to the terms and conditions of the rights offering. The Holder is not entitled by virtue of holding this SAFE to be deemed a holder of the Company’s capital stock for any purpose, nor will anything contained in this SAFE be construed to confer on the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until Conversion Shares have been issued upon the terms described in this SAFE.

2.2 Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of this SAFE pursuant to Section 2.1, at the closing of such Corporate Transaction, the Holder may elect that either: (a) the Company will pay the Holder an amount equal to the Investment Amount; or (b) this SAFE will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the Investment Amount by (y) the applicable Conversion Price.

2.3 Mechanics of Conversion.

(a) Financing Agreements. The Holder acknowledges that the conversion of this SAFE into Conversion Shares pursuant to Section 2.1 may require the Holder’s execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). The Holder agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

(b) Certificates. As promptly as practicable after the conversion of this SAFE and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Conversion Shares (if certificated) to the Holder, or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this SAFE to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of this SAFE pursuant to Section 2.1 and Section 2.2 may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.

3. Priority. In the event of a Dissolution while this SAFE is outstanding, the Company’s obligation to pay the Holder an amount equal to the Investment Amount will rank senior in right of payment to the Company’s capital stock.

4. Holder’s Rights.

4.1 The Board of the Company will appoint Shufen Deng, Holder’s non-independent director designee, as Vice-Chairwoman of the Board and Chairwoman of Asian Operations. The Holder shall have the right to designate an independent director in addition to its current independent director designee, Randle Lee Edwards, to be appointed to the Board of the Company. The Company agrees that its Board and all applicable committees of the Board shall take all necessary actions to appoint the Holder’s second director designee as a director of the Company. Holder’s rights to designate one non-independent director and two independent directors shall survive termination of this agreement for so long Holder beneficially owns 25% or more of the Company’s issued and outstanding common stock.

4.2 The Holder shall have the right to designate an independent director in addition to its current independent director designee, Randle Lee Edwards, to be appointed to the Board of the Company. The Company agrees that its Board and all applicable committees of the Board shall take all necessary actions to appoint the Holder’s second director designee as a director of the Company.

4.3 The Board shall recommend, support and solicit proxies (if necessary) for the election and re-election (as applicable) of the Holder’s director designees at the annual stockholders’ meetings of the Company in the same manner and with the same efforts as the Board and all applicable committees of the Board recommend, support and solicit proxies for the election of the Company’s other director nominees.

4.4 Without the consent of Holder’s two independent director designees, the size of the Board shall not exceed nine (9) members following the election of the second independent director designee.

4.5 The Company will hire an individual as may be selected by Shufen Deng to serve both as secretary for Mrs. Deng and as an administrative assistant to the Company’s executive management team at the Company’s headquarters located in Norwalk, Connecticut.

4.6 The Company will hire a salesperson to head the Asian operations at such time as the operating division is ready to launch.

5. Representations and Warranties of the Company. In connection with the transactions contemplated by this SAFE, the Company hereby represents and warrants to the Holder as follows:

5.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2 Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this SAFE. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this SAFE valid and enforceable in accordance with its terms.

6. Representations and Warranties of the Holder. In connection with the transactions contemplated by this SAFE, the Holder hereby represents and warrants to the Company as follows:

6.1 Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this SAFE and to perform all obligations required to be performed by it hereunder. This SAFE, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2 Purchase Entirely for Own Account. The Holder acknowledges that this SAFE is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this SAFE, that this SAFE, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this SAFE, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3 Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6 Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy.

6.7 No General Solicitation. The Holder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.8 Residence. Holder’s principal place of business is located in the state or province identified in the address shown on the Holder’s signature page hereto.

6.9 Foreign Investor. The Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this SAFE will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this SAFE without the written consent of the Holder. This SAFE is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this SAFE.

7.2 Choice of Law. This SAFE, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

7.3 Counterparts. This SAFE may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this SAFE are included for convenience only and are not to be considered in construing or interpreting this SAFE.

7.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 7.5).

7.6 No Finder’s Fee. Holder represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this SAFE. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this SAFE (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this SAFE (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this SAFE.

7.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this SAFE, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 Entire Agreement; Amendments and Waivers. This SAFE constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this SAFE may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 7.9 will be binding upon each future holder of this SAFE and the Company.

7.10 Severability. If one or more provisions of this SAFE are held to be unenforceable under applicable law, such provisions will be excluded from this SAFE and the balance of the SAFE will be interpreted as if such provisions were so excluded and this SAFE will be enforceable in accordance with its terms.

7.11 Transfer Restrictions.

(a) “Market Stand-Off” Agreement. The Holder hereby agrees that it will not, during any period commencing on the date a final prospectus relating to any public offering of the Company’s Common Stock under the Securities Act, and ending on the date specified by the Company and the placement agent or managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.11(a) will: (x) apply only to a public offering by the Company and will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement; (y) not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value; and (z) be applicable to the Holder only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 5% of the outstanding Common Stock. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 7.1), the underwriters in connection with the public offering are intended third-party beneficiaries of this Section 7.11(a) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with a public offering that are consistent with this Section 7.11(a) or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Holder’s registrable securities of the Company (and the Company shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Holder agrees that a legend reading substantially as follows will be placed on all certificates representing all of the Holder’s registrable securities of the Company (and the Company shares or securities of every other person subject to the restriction contained in this Section 7.11(a)):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(b) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this SAFE, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 6 and the undertaking set out in Section 7.11(a) and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) the Holder has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

The Holder agrees not to make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(c) Legends. The Holder understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

7.12 Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of this SAFE.

7.13 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this SAFE and any agreements executed in connection herewith.

7.14 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this SAFE.

7.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SAFE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature pageS follow]

REED’S INC.

By	/s/ Norman E. Snyder, Jr.
Name:	Norman E. Snyder, Jr.
Title:	Chief Executive Officer

Address:
201 Merritt 7 Corporate Park
Norwalk, CT 06851

Email Address: nsnyder@reedsinc.com

Agreed to and accepted:

D&D SOURCE OF LIFE HOLDING LTD.

By	/s/ Shufen Deng
Name:	Shufen Deng
Title:	Director

Address:
26 HARBOUR ROAD, WANCHAI
ROOMS 3006-07, CHINA RESOURCES
BUILDING
Hong Kong K3

Email Address: s.2023work@gmail.com